UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2012

CREDO Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-8877	84-0772991
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1801 Broadway, Suite 900 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 297-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 — Matters Related to Accountants and Financial Statements

Item 4.02 (a)         Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 19, 2012, the Audit Committee of the Board of Directors of Credo Petroleum Corporation (the “Company”) concluded that, as a result of the error described in the following paragraphs, its interim financial statements for the three month period ended January 31, 2012 appearing in its Quarterly Report on Form 10-Q for the quarter ended January 31, 2012 should no longer be relied upon.

The required financial statement adjustments relate primarily to the accrual of costs of Bakken wells that were incurred by the well “operators” during the three months ended January 31, 2012 but which were not timely billed to the Company.  Certain of those costs which are billed to the Company by the operators, are re-billed to our partners, and therefore affect total current assets and liabilities but do not affect working capital.

The primary effects of the required financial statement adjustments are to reduce net income reported for the first quarter ended January 31, 2012 by $127,000, or $01 per share, and to reduce working capital from $1,708,000 to a working capital deficit of $4,410,000.

With respect to the accrual of estimated well costs incurred, the Company is required to accrue a liability for well costs when those costs are actually incurred by the operators, regardless of when the costs are actually billed to the Company by the operators.  However, there is a timing delay between when such well costs are incurred and when they are billed and become payable because the operator must receive the bills from its vendors and then bill the Company for its share.  In its Bakken project, such timing delays by some operators have been significant, making it difficult for the company to assess its potential point-in-time liabilities that should be accrued.

With respect to the effect on working capital, the Company has previously reported that it has entered into a credit agreement to provide partial financing for its $35,000,000 fiscal 2012 capital expenditure budget.  Accordingly, as financing is needed for a portion of its capital expenditures, the Company expects its working capital to be negative because it intends to employ “just in time” credit agreement draw-downs in order to minimize the costs of borrowing.

The proposed changes to our unaudited financial statements due to the adjustments described above are shown in the following tables.

Changes in the Consolidated Balance Sheet:

	January 31, 2012
	As Previously
	Reported	Adjustments	As Restated

Receivables: Trade	1,259,000	2,094,000	3,353,000

Oil and natural gas properties:
Unevaluated properties	9,710,000	1,577,000	11,287,000
Evaluated properties	103,551,000	4,442,000	107,993,000
Less: Accumulated depreciation depletion and amortization	(62,757,000)	(40,000)	(62,797,000)
Net oil and natural gas properties	50,504,000	5,979,000	56,483,000

Other accrued liabilities	203,000	8,212,000	8,415,000

Deferred income taxes, net	4,994,000	(12,000)	4,982,000

Retained earnings	23,082,000	(127,000)	22,955,000

Changes to the Consolidated Statement of Operations:

	Three Months Ended January 31, 2012
	As Previously
	Reported	Adjustments	As Restated

Oil and natural gas production costs	1,187,000	83,000	1,270,000
Depreciation, depletion and amortization	1,832,000	40,000	1,872,000

General and administrative	750,000	16,000	766,000

Income from operations	2,052,000	(139,000)	1,913,000

Income before income taxes	1,529,000	(139,000)	1,390,000

Income taxes	(489,000)	12,000	(477,000)

Net income	1,040,000	(127,000)	913,000

Earnings per share of Common Stock — Diluted	$.10	-.01	$.09

Our Chief Financial Officer and Audit Committee Chairman discussed the matters in this filing with our independent registered public accounting firm.

We expect to file the Form 10-Q/A for the three months ended January 31, 2012 in the coming days and we are evaluating the internal control implications of this restatement.  The amounts presented above are preliminary and subject to change until our Form 10-Q/A is filed.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused his report to be signed on its behalf by the undersigned hereunto duly authorized.

Credo Petroleum Corporation		Date: March 23, 2012

By:	/s/Alford B. Neely
Alford B. Neely
Vice President and Chief Financial Officer